UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

JACLYN, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number 1-5863

Delaware	22-1432053
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

635 59thStreet
West New York, New Jersey	07093
(Address of Principal Executive Offices)	(Zip Code)

(201) 868-9400
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

        On November 14, 2006, Jaclyn, Inc. (the “Company”) issued a press release (the “Press Release”) announcing, among other things, its financial results for its fiscal quarter ended September 30, 2006. A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99 and is incorporated by reference herein.

        The information contained in this Current Report on Form 8-K, including the exhibits hereto and the information contained therein, is being furnished to the Securities and Exchange Commission, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as specifically set forth in such statement or report.

Item 8.01	Other Events.

        In the Press Release, the Company also announced that the holder of the option to purchase the Company’s West New York, New Jersey headquarters has advised the Company that while the option holder expects that local governmental approval will be granted for use of the site as residential housing, the approval may not be broad enough to cover the option holder’s entire original plan for the site, and the option holder has initiated discussions with the Company to acquire the West New York property at a reduced price. The Press Release also indicated that the Company intends to evaluate all of its alternatives with regard to the West New York headquarters, including the general marketing of the property. The Press Release, which is attached to this Current Report on Form 8-K as Exhibit 99, is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Exhibits

Exhibit No.	Description

99	Press Release of the Company dated November 14, 2006

SIGNATURES

        Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2006	JACLYN, INC.
By: /s/ Anthony Christon Anthony Christon, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of the Company dated November 14, 2006